Exhibit 23




                          Independent Auditors' Consent



The Board of Directors
Citizens Communications Company:

We consent to the incorporation by reference in the Registration Statement (No. 33-52873) on Form S-3, in the Registration Statement (No. 33-63615) on Form S-3, in the Registration Statement (No. 333-7047) on Form S-3, in the Registration Statement (No. 33-60729) on Form S-3, in the Registration Statement (No. 333-71821) on Form S-8, in the Registration Statement (No. 333-71597) on Form
S-8, in the Registration Statement (No. 333-71029) on Form S-8, in the Registration Statement (No. 33-42972) on Form S-8, in the Registration Statement (No. 33-48683) on Form S-8, and in the Registration Statement (No. 33-54376) on Form S-8 of Citizens Communications Company of our report dated March 8, 2001, relating to the consolidated balance sheets of Citizens Communications Company and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of income (loss) and comprehensive income (loss), shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of Citizens Communications Company.



                                                           KPMG LLP

New York, New York
March 8, 2001